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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, of our report dated February 9, 1996 incorporated by reference in OccuSystems, Inc.'s Form 10-K for the year ended December 31, 1995, our report dated September 15, 1995 included in OccuSystems, Inc.'s Form 8-K dated January 2, 1996, and to our report dated October 17, 1996 included in OccuSystem's, Inc.'s Form 8-K/A dated December 5, 1996, and to all reference to our Firm included in this registration statement.


                                                /s/ Arthur Andersen LLP


                                                Arthur Andersen LLP

Dallas, Texas
January 6, 1997